Exhibit 3.1

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "AMERICAN ENERGY CAPITAL PARTNERS, LP", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2013, AT 6:40 O'CLOCK P.M.

5374449 8100	/s/ Jeffrey W. Bullock
131253542	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online	AUTHENTICATION: 0862695
at corp.delaware.gov/authver.shtml	DATE: 11-01-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:40 PM 10/30/2013
FILED 06:40 PM 10/30/2013
SRV 131253542 - 5374449 FILE

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is American Energy Capital Partners, LP

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the city of Wilmington Zip code 19808. The name of the Registered Agent at such address is Corporation Service Company

•	Third: The name and mailing address of each general partner is as follows:

American Energy Capital Partners GP, LLC 106 York Rd. Jenkintown PA 19046

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 30th day of October A.D. 2013

American Energy Capital Partners GP, LLC

By:
General Partner

Name:	Edward M. Weil, Jr.
Authorized Person